Exhibit 3.1

FOURTH AMENDED AND RESTATED BY-LAWS

OF

TAYLOR CAPITAL GROUP, INC.

(A DELAWARE CORPORATION)

Amended and Restated May 31, 2012

As Further Amended March 28, 2013 and May 30, 2013

ii

ARTICLE 15 OFFICES	20
Section 15.1 Registered Office	20
Section 15.2 Principal Office	20

ARTICLE 16 AMENDMENTS	20

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TAYLOR CAPITAL GROUP, INC.

ARTICLE 1

EFFECTIVENESS OF BY-LAWS; CERTIFICATE OF INCORPORATION

Section 1.1  Effectiveness of By-Laws.  These By-laws shall become effective, and shall supersede the Third Amended and Restated By-laws of the corporation dated September 29, 2008, immediately after the Fourth Amended and Restated Certificate of Incorporation of the corporation shall have been filed with the Secretary of State of the State of Delaware.

Section 1.2  Contents.  These By-laws, the powers of the corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in said Certificate of Incorporation. To the extent any provision of these By-laws conflicts or is inconsistent with any provision of the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall control.

Section 1.3  Certificate in Effect.  All references in these By-laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the corporation as from time to time amended and restated, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended (the “DGCL”).

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.1  Place.  All meetings of the stockholders may be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President and stated in the notice of the meeting or in any duly executed waiver of notice thereof. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held in any place, but may instead be held solely by means of remote communication, upon such guidelines as the Board of Directors shall determine, provided that such guidelines are consistent with Section 211 of the DGCL.

Section 2.2  Annual Meeting.  The annual meeting of the stockholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors, and stated in the notice or waiver of notice of the meeting.

Section 2.3  Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL, the Certificate of Incorporation or these By-laws, may be called by the President, the Chairman of the Board, or a majority of the Board of Directors then in office. Such request shall state the purpose or purposes of the proposed meeting. In addition, the holders of at least thirty-five percent (35%) of the total voting power of the outstanding stock entitled to vote generally in the election of Directors shall be entitled to request in a writing to the Board of Directors that the corporation convene a special meeting of stockholders for any proper purpose, which purpose shall be stated with specificity in such notice to the Board of Directors (a “Stockholder Request”). If at any time a Stockholder Request has been properly submitted to the Board of Directors, (x) the corporation shall convene a special meeting of stockholders within ninety (90) days of receipt of such Stockholder Request, and (y) the Board of Directors shall not be permitted to authorize the issuance of any shares of capital stock, other than upon the unanimous consent of the Board of Directors, from the date of its receipt of such Stockholder Request until the earlier of (i) the first business day following a special meeting of stockholders convened pursuant to such Stockholder Request, or (ii) 180 days following the receipt of the Stockholder Request by the Board of Directors (unless the failure to convene a special meeting pursuant to such Stockholder Request is caused by any action or inaction on behalf of the Board of Directors). In the event the Board of Directors fails to convene a special meeting of stockholders within ninety (90) days of receipt of a properly submitted Stockholder Request, the stockholder(s) who submitted such Stockholder Request shall have the right to convene a special meeting within the following ninety (90) days; provided such stockholder(s) provide the Board of Directors and all other stockholders with notice no less than ten (10) nor more than sixty (60) days in advance of such meeting, with such notice to include the date, time and the location of such meeting, which shall be at a location in Chicago, Illinois.

Section 2.4  Notice of Meetings.  A notice of all meetings of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given by the corporation either by United States mail, by facsimile or other means of electronic transmission to each stockholder entitled to vote at such meeting. Except as otherwise required by the DGCL, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice to the stockholders from the corporation.

Section 2.5  Affidavit of Notice.  An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the corporation that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6  Quorum.  The holders of thirty-five percent (35%) of the stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws. If a quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat present in person or represented by proxy (by vote of a majority of shares represented), the Chairman of the Board or the President, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7  Voting Requirements.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at such meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute, the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Notwithstanding the foregoing, each director shall be elected by the vote of the majority of the votes cast by holders entitled to vote on the election of directors with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. Any director who does not receive the approval of a majority of the votes cast with respect to his or her election when such majority vote is required shall promptly offer to tender his or her resignation to the Board of Directors. The Board’s Corporate Governance and Nominating Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will consider the Corporate Governance and Nominating Committee’s recommendation, decide whether to accept or reject the resignation, or take such other recommended action, and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these By-laws.

Section 2.8  Proxies and Voting.  Unless otherwise provided by the DGCL, the Certificate of Incorporation or these By-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Shares of the capital stock of the corporation owned by the corporation shall not be voted, directly or indirectly.

If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

1. If only one votes, his act binds all;

2. If more than one vote, the act of the majority so voting binds all;

3. If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

Section 2.9  Stockholder Proposals and Director Nominations.  Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) by, or at the direction of, the Board of Directors, or (ii) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.9.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of the foregoing paragraph, (a) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation at the principal executive offices of the corporation, (b) such business must be a proper matter for stockholder action under the DGCL, (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice, as that term is defined in this Section 2.9, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the voting power of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (the number of voting shares required to carry the proposal or elect the nominees being the “Required Number”), and must, in either case, have included in such materials the Solicitation Notice, and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.9, the stockholder or beneficial owner proposing such business or nomination must not have solicited proxies for a number of shares equal to or greater than the Required Number. With respect to an annual meeting of stockholders, in order to be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the Corporation not more than ninety (90) nor less than sixty (60) days prior to the first anniversary

(the “Anniversary”) of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than sixty (60) days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting, or (ii) the tenth (10th) day following the day on which public announcement (in the manner provided herein) of the date of such annual meeting is first made. To the fullest extent permitted by law, in no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described herein. Nominations by stockholders of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected may be made if the stockholder’s notice required by Section 2.4 shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Any stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, a description of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements, understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) (A) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this provision, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of the Required Number (an affirmative statement of such intent, a “Solicitation Notice”). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation (y) that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee, as is described in clause (a) of the preceding sentence, and (z) any other information as may be reasonably required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Notwithstanding anything in the second sentence of the second paragraph of this Section 2.9 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least seventy (70) days prior to the Anniversary, a stockholder’s notice required by these By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

Only persons nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to be nominees to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth herein. Nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

For the purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.10  Stockholder List.  The officer who has charge of the stock ledger of the corporation shall prepare and, at least ten (10) days before every meeting of stockholders, make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder that is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.11  Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, except in each case as otherwise required by the DGCL. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If no record date is fixed by the Board of Directors:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to receive payment of a dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE 3

DIRECTORS

Section 3.1  Duties.  The business and affairs of the corporation shall be under the direction of, and managed by, the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not required by law, the Certificate of Incorporation or these By-laws to be done by the stockholders.  Directors need not be residents of the State of Delaware or stockholders of the corporation.

Section 3.2  Number; Election and Term of Office.  The number of Directors which shall constitute the whole Board of the corporation shall be not less than eleven (11) and not more than fifteen (15), as determined from time to time by resolution adopted by the affirmative vote of a majority of the Directors in office at the time of adoption of such resolution. Subject to the terms of any series of preferred stock then outstanding, Directors shall be elected by the corporation’s stockholders at the annual meeting of the stockholders, and each Director elected shall hold office until the annual meeting of stockholders in the year in which his or her term expires and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Section 3.3  Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Any special or standing committees of the Board of Directors may be allowed compensation for attending meetings of such committees.

Section 3.4  Reliance on Books.  A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, to the fullest extent permitted by law, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officers, or any other person as to matters the Board of Directors believes are within such person’s professional or expert confidence and who has been selected with reasonable care by or on behalf of the corporation.

ARTICLE 4

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1  Place.  The Board of Directors of the corporation may hold meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as may be specified or fixed in the respective notices or waivers of notice of such meeting.

Section 4.2  Annual Meeting.  The annual meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders each year or any special meeting held in lieu thereof, or at such other time as the Board of Directors may from time to time determine or as maybe specified or fixed in the notices or waivers of notice of such meeting.

Section 4.3  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 4.4  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation on at least one day’s notice to each Director, either personally, or by mail, overnight courier, electronic mail, facsimile or other means of electronic transmission to each director. Special meetings shall be called by the Chairman, the Chief Executive Officer or the President in like manner and on like notice at the written request of any two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of the sole Director. Notice of any meeting of the Board of Directors for which a notice is required may be waived if given by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a Director at any such meeting shall constitute a waiver of notice thereof, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The Chairman shall preside at all meetings of the Board of Directors. In the absence or inability to act of the Chairman, then the Chief Executive Officer, if then a member of the Board of Directors, shall preside, and in his or her absence or inability to act, another Director designated by the Board of Directors shall preside.

Section 4.5  Quorum; Voting.  At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-laws. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6  Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by facsimile, electronic mail or other means of electronic transmission, and the writing or writings, or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form or in electronic form if the minutes are maintained in electronic form.

Section 4.7  Telephone Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.8  Interested Directors.

(a) No contract or transaction between a corporation and one or more of its Directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

1. the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

2. the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

3. the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee or the stockholders.

(b) Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE 5

COMMITTEES OF DIRECTORS

Section 5.1  Designation.

(a) The Board of Directors may by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation or such other persons who are directors of Cole Taylor Bank (the “Bank”). The Board may designate one or more Directors or directors of the Bank as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, to the extent such powers and authority are permitted by the DGCL as such may be amended from time to time. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 5.2  Records of Meetings.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE 6

NOTICES

Section 6.1  Method of Giving Notice.  Whenever, under any provision of the DGCL or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or stockholder, such notice shall be given in writing by the Secretary or the person or persons calling the meeting by leaving such notice with such Director or stockholder at his residence or usual place of business or by mailing it addressed to such Director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be personally delivered or deposited in the United States mail. Notice to Directors may also be given by overnight courier, email or facsimile. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders by the corporation under any provision of these By-laws, the Certificate of Incorporation or by law shall be effective if given by a form of electronic transmission in accordance with applicable law.

Section 6.2  Waiver of Notice.  Whenever any notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or of these By-laws, a waiver thereof given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice.

ARTICLE 7

OFFICERS

Section 7.1  In General.  The officers of the corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

Section 7.2  Election of Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer.  The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer.

Section 7.3  Election of Other Officers.  The Board of Directors may appoint such other officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 7.4  Salaries.  The salaries of all officers and agents of the corporation may be fixed by the Board of Directors.

Section 7.5  Term of Office.  The officers of the corporation shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time in the manner specified in Section 8.2.

Section 7.6  Duties of Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, shall advise and counsel with the President and shall assume such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7.7  Duties of Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer of the corporation and shall, in general, supervise and control all of the business and affairs of the corporation, unless otherwise provided by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, if he or she is a director, at all meetings of the Board of Directors, and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents, whether or not under the seal of the corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these By-laws to some other officer or agent of the corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the corporation, and the Chief Executive Officer’s decision as to any matter affecting the corporation shall be final and binding as between the officers of the corporation, subject only to the Board of Directors. The Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 7.8  Duties of President.  Unless another party has been designated as Chief Operating Officer, the President shall be the Chief Operating Officer of the corporation, responsible for the day-to-day active management of the business of the corporation, under the general supervision of the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these By-laws to some other officer or agent of the corporation. In general, the President shall perform all duties incident to the office of the President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 7.9  Duties of Chief Financial Officer.  The Chief Financial Officer shall perform such duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

Section 7.10  Duties of Vice President.  In the absence of the Chairman of the Board, the President or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

Section 7.11  Duties of Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, except as otherwise provided in these By-laws, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he or she shall be. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the corporation under his direction) and of the corporate seal of the corporation.

Section 7.12  Duties of Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board may from time to time prescribe.

Section 7.13  Duties of Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or supervise the disbursement of the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he or she shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 7.14  Duties of Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board may from time to time prescribe.

ARTICLE 8

RESIGNATIONS, REMOVALS AND VACANCIES

Section 8.1  Directors.

(a) Resignations. Any Director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Removals. Subject to any provisions of the Certificate of Incorporation, the holders of stock entitled to vote generally in the election of Directors may, at any meeting called for that purpose, by the affirmative vote of a majority of the shares of such stock outstanding and entitled to vote thereat, remove any Director or the entire Board of Directors, with or without cause.

Whenever the holders of any class or series are entitled to elect one or more Directors pursuant to the Certificate of Incorporation, this subsection shall apply, in respect to the removal of a Director or Directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

(c) Vacancies. Except as otherwise provided in the Certificate of Incorporation, vacancies occurring in the office of Director and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office, subject to the By-laws, until the next election of the class for which such Directors shall have been chosen, and until their successors are duly elected and qualified or until their earlier resignation or removal. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors pursuant to the Certificate of Incorporation, vacancies and newly created Directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

If there are no Directors in office, then an election of Directors may be held in the manner provided under the DGCL.

Unless otherwise provided in the Certificate of Incorporation or these By-laws, when one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 8.2  Officers.  Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may, at any meeting called for that purpose, remove from office any officer of the corporation. Any vacancy occurring in the office of Chairman of the Board, President, Secretary or Treasurer shall be filled by the Board of Directors and the officers so chosen shall hold office subject to the By-laws for the unexpired term in respect of which the vacancy occurred and until their successors shall be elected and qualify or until their earlier resignation or removal.

ARTICLE 9

CERTIFICATES OF STOCK, TRANSFERS AND RECORD DATES

Section 9.1  Form of Certificates.  The shares of the corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolutions shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of, the corporation by (a) the Chairman of the Board, the Vice-Chairman of the Board or the President of the corporation, and (b) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the corporation, certifying the number of shares owned by such holder in the corporation.

Section 9.2  Facsimile Signatures.  Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee or (ii) by a registrar other than the corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 9.3  Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation with respect to certificated stock alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the corporation shall require and/or give the corporation or its transfer agent or registrar a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 9.4  Transfers of Shares.  All transfers of shares of capital stock of the corporation are subject to the terms, conditions and restrictions, if any, of the Certificate of Incorporation. Transfers of shares of capital stock of the corporation shall be made on the books of the corporation by the registered holder thereof, or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent appointed as provided in Section 9.5, and, if certificated shares, on surrender of the certificate or certificates for the shares properly endorsed and the payment of all transfer taxes thereon. The person in whose names shares of stock are registered on the books of the corporation shall be considered the owner thereof for all purposes as regards the corporation, but whenever any transfer of shares is made for collateral security, and not absolutely, that fact, if known to the Secretary, shall be stated in the entry of transfer. The Board of Directors may, from time to time, make any additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation.

Section 9.5  Transfer Agents and Registrants.  The Board of Directors may appoint one or more transfer agents and one or more registrars for the stock of the corporation.

Section 9.6  Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the law of the State of Delaware.

ARTICLE 10

INDEMNIFICATION

Section 10.1  Right to Indemnification.  The corporation shall indemnify, to the fullest extent permitted by the DGCL, any present or former Director as agent of the corporation, and may indemnify any present or former officer, employee or agent of the corporation selected by, and to the extent determined by, the Board of Directors for indemnification, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that the corporation shall not indemnify any present or former Director in connection with any proceeding (or part thereof) initiated by such person unless (x) the corporation has joined in or the Board of Directors has consented to the initiation of such proceeding; or (y) the proceeding is one to enforce indemnification rights granted by the corporation.

Section 10.2  Derivative Actions.  The corporation shall indemnify any present or former Director of the corporation, and may indemnify any present or former officer, employee or agent of the corporation selected by, and to the extent determined by, the Board of Directors for indemnification, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 10.3  Expenses.  The corporation shall indemnify any present or former Director of the corporation, and may indemnify any present or former officer, employee or agent of the corporation selected by, and to the extent determined by, the Board of Directors for indemnification, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, to the extent that a present or former Director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.1 or 10.2, or in defense of any claim, issue or matter therein.

Section 10.4  Authorization.  The corporation shall make any indemnification under Section 10.1 or 10.2 (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent of the corporation is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 10.1 or 10.2. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (1) by a majority vote of Directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such directors, even if less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the corporation.

Section 10.5  Advance Payment of Expenses.  The corporation shall pay expenses (including attorneys’ fees) incurred by a present or former Director, and may pay expenses (including attorneys’ fees) incurred by any present or former officer, employee or agent of the corporation, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the corporation as authorized in Article 10 herein.

Section 10.6  Non-Exclusiveness.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these By-laws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position.

Section 10.7  Insurance.  The corporation shall have the right, power and authority to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article 10 and the DGCL.

For purposes of this Article 10, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a Director, board committee member, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, board committee member, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

Section 10.8  General.  The corporation shall continue the indemnification and advancement of expenses provided by, or granted pursuant to, Article 10 herein, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a Director, officer, employee or agent of the corporation, and the indemnification and advancement of expenses provided by, or granted pursuant to this Article 10 shall inure to the benefit of the heirs, executors and administrators of such a person. The provisions of this Article 10 shall be considered a contract between the corporation and each Director, or appropriately designated officer, employee or agent, who serves in such capacity at any time while this Article 10 is in effect, and any repeal or modification of this Article 10 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts; provided, however, that the provisions of this Article 10 shall not be deemed to be a contract between the corporation and any Directors, officers, employees or agents of any other corporation (the “Second Corporation”) that shall merge into or consolidate with the corporation where the corporation shall be the surviving or resulting corporation, and any such directors, officers, employees or agents of the Second Corporation, in their capacity as such, shall be indemnified only at the discretion of the Board of Directors.

ARTICLE 11

EXECUTION OF PAPERS

Except as otherwise provided in these By-laws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments authorized to be executed on behalf of the corporation shall be executed by any officer, agent or agents as may be authorized by the Board of Directors from time to time.

ARTICLE 12

FISCAL YEAR

The fiscal year of the corporation shall end on the 31st day of December of each year.

ARTICLE 13

DEPOSITORIES

The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.

ARTICLE 14

SEAL

The Corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 15

OFFICES

Section 15.1  Registered Office.  The registered office in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the corporation’s registered agent at such address shall be Corporation Service Company.

Section 15.2  Principal Office.  The corporation may also have offices within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 16

AMENDMENTS

Except to the extent otherwise provided in the Certificate of Incorporation, these By-laws may be amended or repealed by the vote of a majority of the Directors present at any meeting at which a quorum is present or by the vote of the holders of a majority of the total outstanding voting stock of the corporation, present in person or represented by proxy, at a meeting of stockholders at which a quorum is present.